UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2010

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, Vishay Precision Group, Inc. (the “Company”) entered into employment agreements (the “Executive Employment Agreements”) with Ziv Shoshani, its President and Chief Executive Officer; William M. Clancy, its Executive Vice President and Chief Financial Officer; and Thomas P. Kieffer, its Senior Vice President and Chief Technical Officer. The Executive Employment Agreements are consistent with the terms set forth in offer letters entered into by the Company and each of the executives, as disclosed in the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2010 (the “Form 10”). Each Executive Employment Agreement is effective as of July 6, 2010. The Executive Employment Agreements provide for a compensation package for each executive that consists of three primary components: (i) base salary; (ii) an annual performance bonus, payable in cash; and (iii) an annual long-term incentive equity award, payable in restricted stock units of the Company (“RSUs”).

Shoshani Employment Agreement

The principal terms of Mr. Shoshani’s employment agreement are as follows:
  Base salary of $435,000 per year, payable in New Israeli Shekels;

  An annual performance bonus with a target value equal to 75% of base salary;

  An annual long-term incentive equity award with a target value equal to 100% of base salary;

  A founders’ equity award of 69,025 RSUs, which will vest in full on July 6, 2013 (the third anniversary of the spin-off of the Company from Vishay Intertechnology, Inc. (the “spin off”)), subject to accelerated vesting upon a change of control of the Company, an event giving rise to a severance entitlement, death or disability; and

  A one-time signing bonus of $400,000.
If the Company terminates Mr. Shoshani without “cause,” or if Mr. Shoshani resigns with “good reason” (as such terms are defined in Mr. Shoshani’s employment agreement), he is entitled to a severance package consisting of (i) 24 months’ of base salary continuation, (ii) any earned but unpaid bonus for the immediately preceding calendar year, (iii) a pro rata annual bonus (calculated based on the 75% target) and (iv) continuation of certain health and medical benefits.

Clancy Employment Agreement

The principal terms of Mr. Clancy’s employment agreement are as follows:
  Base salary of $250,000 per year;

  An annual performance bonus with a target value equal to 40% of base salary; and

  An annual long-term incentive equity award with a target value equal to 40% of base salary.
If the Company terminates Mr. Clancy without “cause,” or if Mr. Clancy resigns with “good reason” (as such terms are defined in Mr. Clancy’s employment agreement), he is entitled to a severance package consisting of (i) 12 months’ of base salary continuation, (ii) any earned but unpaid bonus for the immediately preceding calendar year; and (iii) a pro rata annual bonus (calculated based on his bonus target).

Kieffer Employment Agreement

The principal terms of Mr. Kieffer’s employment agreement are as follows:
  Base salary of $225,000 per year;

  An annual performance bonus with a target amount of 30% of base salary; and

  An annual long-term incentive equity award with a target value equal to 30% of base salary.
Mr. Kieffer is entitled to receive the same severance package as described above with respect to Mr. Clancy.

Additional Terms

The annual performance bonus and long-term incentive equity award components of the executives’ compensation will be determined by reference to certain pre-determined individual and Company performance goals (with respect to Mr. Kieffer) and Company performance goals (with respect to Messrs. Shoshani and Clancy), which may include the Company’s adjusted operating margin and adjusted earnings before interest, taxes, depreciation and amortization. Twenty-five percent (25%) of the RSUs granted in respect of any long-term incentive equity award will vest on the applicable grant date and the remaining RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to accelerated vesting upon a change of control of the Company, an event giving rise to a severance entitlement, death or disability.

In addition to the foregoing, and as disclosed in the Form 10, in connection with the spin-off, each of the executives became entitled to receive a “founders equity award” in the form of RSUs with an aggregate value of $800,000 (with respect to Mr. Shoshani) or $100,000 (with respect to each of Messrs. Clancy and Kieffer). Messrs. Clancy and Kieffer’s awards were approved by the Board and granted shortly after the spin-off; Mr. Shoshani’s grant, the terms of which are included in his employment agreement as described above, was deferred to accommodate receipt of a ruling from the Israeli tax authorities which would affect the treatment of Mr. Shoshani’s equity compensation.

The Executive Employment Agreements contain customary non-solicitation and non-competition covenants, which covenants remain in effect for 24 months following termination of employment with respect to Mr. Shoshani and for 12 months following termination of employment with respect to Messrs. Clancy and Kieffer. The Executive Employment Agreements also entitle the executives to additional perquisites and other personal benefits as the Board, through its Compensation Committee, determine are reasonable and consistent with the Company’s overall compensation program.

The foregoing summary is qualified in its entirety by reference to the employment agreements between the Company and each of the executives, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and Ziv Shoshani.
10.2	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and William M. Clancy.
10.3	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and Thomas P. Kieffer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: November 23, 2010	By: /s/ William M. Clancy
	Name:	William M. Clancy
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and Ziv Shoshani.
10.2	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and William M. Clancy.
10.3	Employment Agreement, dated November 17, 2010, by and among Vishay Precision Group, Inc. and Thomas P. Kieffer.